Exhibit 23



                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------


          We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (Nos. 33-12072; 33-26814; 33-33413; 33-41409; 33-60628; 33-57001; 33-55987; and 33-63208),
          (ii) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51435), and (iii) the Prospectus constituting part of Post-Effective Amendment 1-D on Form S-8 to the Registration Statement on Form S-14 (No. 2-87755) of Santa Fe Pacific Corporation of (a) our report dated February 21, 1995, appearing on page 19 of the 1994 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K/A; (b) our report dated June 23, 1995 included in Exhibit 99(a) relating to The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees; and (c) our report dated June 23, 1995 included in Exhibit 99(b) relating to The Atchison, Topeka and Santa Fe Railway Company - Brotherhood of Locomotive Engineers 401(k) Retirement Plan.



          PRICE WATERHOUSE LLP

          Kansas City, Missouri
          June 28, 1995